      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2000


                                                      REGISTRATION NO. 333-32770
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          HANMI FINANCIAL CORPORATION

             (Exact name of Registrant as specified in its charter)

           DELAWARE                                  6712                            95-4788120
 (State or other jurisdiction                  (Primary Standard                  (I.R.S. Employer
              of                                  Industrial                     Identification No.)
incorporation or organization)            Classification Code Number)

                            3660 WILSHIRE BOULEVARD
                                   SUITE PH-A
                             LOS ANGELES, CA 90010
                                 (213) 382-2200

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  YONG KU CHOE
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                   SUITE PH-A
                            3660 WILSHIRE BOULEVARD
                             LOS ANGELES, CA 90010
                                 (213) 382-2200

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                    COPY TO:

                            MARK A. BONENFANT, ESQ.
                       BUCHALTER, NEMER, FIELDS & YOUNGER
                           A PROFESSIONAL CORPORATION
                     601 SOUTH FIGUEROA STREET, SUITE 2400
                       LOS ANGELES, CALIFORNIA 90017-5704
                                 (213) 891-0700
                           --------------------------

    Approximate Date of Commencement of Proposed Sale to the Public: As Soon as Practicable after the Effective Date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment No. 2 to the Registration Statement on Form S-4 (333-32770) is being filed with the Securities and Exchange Commission solely to file Exhibits 5.1 and 8.1.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    The Amended and Restated Certificate of Incorporation of Hanmi Financial eliminates the liability of Hanmi Financial's directors for monetary damages arising from a breach of their fiduciary duties to Hanmi Financial and its shareholders, to the extent permitted by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.


    Hanmi Financial's Amended and Restated Certificate of Incorporation provides that Hanmi Financial shall indemnify its directors and officers to the fullest extent permitted by applicable law. The Bylaws of Hanmi Financial require Hanmi Financial to indemnify its directors and officers such provisions require Hanmi Financial, among other things, (i) to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers provided such persons acted in good faith and in a manner reasonably believed to be in the best interests of Hanmi Financial and, with respect to any criminal action, had no cause to believe their conduct was unlawful; (`ii) to advance the expenses actually and reasonably incurred by its officers and directors as a result of any proceeding against them as to which they could be indemnified; and (iii) to obtain directors' and officers' insurance if available on reasonable terms. There is no action or proceeding pending or, to the knowledge of Hanmi Financial, threatened which may result in a claim for indemnification by any director, officer, employee or agent of Hanmi Financial.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.


         EXHIBIT NO.        EXHIBIT DESCRIPTION
    ---------------------   -------------------
           *2               Plan of Reorganization and Merger Agreement between Hanmi
                              Financial Corporation ("Registrant"), Hanmi Bank, and
                              Hanmi Merger Co., Inc. (Annex A of Proxy
                              Statement/Prospectus)

           *3  (i)          Amended and Restated Certificate of Incorporation of the
                              Registrant

           *3  (ii)         Amended and Restated Bylaws of the Registrant

            5.1             Opinion of regarding legality of securities being registered

            8.1             Opinion regarding the federal income tax consequences

          *10.1             Employment Agreement with Chung Hoon Youk

          *10.2             Hanmi Financial Corporation Year 2000 Stock Option Plan and
                              Form of Agreement

          *16               Letter regarding change in certifying accountant

          *21               Subsidiaries of the Registrant

           23.1             Consent of Counsel (included in Exhibits 5.1 and 8.1)

          *23.2             Consent of Deloitte & Touche LLP

          *23.3             Consent, Kim & Lee Corporation

          *24               Power of Attorney (reference is made to the signature page)

          *27               Financial Data Schedule

          *99               Form of Proxy


------------------------

*   Previously Filed

    (b) Financial Statement Schedules

    All schedules are omitted because the required information is not applicable or is included in the Financial Statements of Hanmi Bank and the related notes.

    (c) Not Applicable.

ITEM 22.  UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, May 3, 2000.


                                                       HANMI FINANCIAL CORPORATION

                                                       By:  /s/ CHUNG HOON YOUK
                                                            -----------------------------------------
                                                            Chung Hoon Youk
                                                            President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 3, 2000.


             /s/ CHUNG HOON YOUK                             /s/ YONG KU CHOE
--------------------------------------------   --------------------------------------------
               Chung Hoon Youk                                 Yong Ku Choe
    President and Chief Executive Officer             Senior Vice President and Chief
        (principal executive officer)                        Financial Officer
                                               (principal financial and accounting officer)

             /s/ EUNG KYUN AHN*                           /s/ RICHARD B. C. LEE*
--------------------------------------------   --------------------------------------------
                Eung Kyun Ahn                                Richard B. C. Lee

               /s/ I JOON AHN*                              /s/ STUART S. AHN*
--------------------------------------------   --------------------------------------------
                 I Joon Ahn                                    Stuart S. Ahn

             /s/ GEORGE S. CHEY*                            /s/ CHANG KYU PARK*
--------------------------------------------   --------------------------------------------
               George S. Chey                                 Chang Kyu Park

              /s/ KI TAE HONG*                              /s/ JOSEPH K. RHO*
--------------------------------------------   --------------------------------------------
                 Ki Tae Hong                                   Joseph K. Rho

              /s/ JOON H. LEE*                               /s/ WON R. YOON*
--------------------------------------------   --------------------------------------------
                 Joon H. Lee                                    Won R. Yoon

                      /s/ YONG KU CHOE
           --------------------------------------
                        Yong Ku Choe
*By:                  Attorney-in-fact